CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                   FORM 8-K/A2


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 15, 2005
                                 Date of Report
                        (Date of Earliest Event Reported)

                       Edgewater Foods International, Inc.
             (Exact name of registrant as specified in its charter)


               Nevada
   (State or other jurisdiction  (Commission File Number)  (IRS Employer
    of incorporation)                                       Identification No.)



                              5552 WEST ISLAND HWY
                QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8
               (Address of principal executive offices (zip code))

                                  (250)757-9811
              (Registrant's telephone number, including area code)

                                5031 GORDON SMITH
                              ROWLETT, TEXAS 75088
                               (Previous Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

We are filing this amendment to our Current Report on Form 8-K dated August 15, 2005 to include certain financial information required by Item 9.01(b) that was not included in the August 15, 2005 8-K.

We previously filed our Current Report on Form 8-K, dated August 15, 2005, without certain financial information required by Item 9.01 (b) on such Form 8-K. We hereby amend the Current Report on Form 8-K to file such financial information. Item 9.01 of the Report dated August 15, 2005, is hereby amend to read as follows:


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01:  Financial Statements and Exhibits

(a) Financial statements of business acquired

                  The Audited Consolidated Financial Statements for Island Scallops, Ltd as of August 31, 2004 and 2003, and for the years ended August 31, 2004 and 2003 are included following this Item 9.01(a).

                  The Unaudited Consolidated Financial Statements for Island Scallops, Ltd. as of May 31, 2005 and for the nine months ended May 31, 2005 are included following this Item 9.01 (a).

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Edgewater Foods International, Inc.
Qualicum Beach, British Columbia, Canada

We have audited the accompanying consolidated balance sheets of Island Scallops, Ltd. as of August 31, 2004 and 2003, and the related statements of operations, stockholders' deficit and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Island Scallops, Ltd. as of August 31, 2004 and 2003, and the results of its operations and its cash flows for each of the two years then ended, in conformity with the accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Island Scallops, Ltd. will continue as a going concern. As discussed in Note 2 to the financial statements, Island Scallops, Ltd. has incurred a net loss from operations for the year ended August 31, 2004 totaling approximately $135,000, has negative net worth approximating $3,847,000 and current liabilities exceed current assets by a significant amount. Island Scallops, Ltd. will require additional working capital to develop its business until Island Scallops either
(1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Island Scallops, Ltd's ability to continue as a going concern. Management's plans regard to this matter are described in Note 2. The accompanying financial statements do not include any adjustments that might results from the outcome of these uncertainties.

/s/  LBB & Associates Ltd., LLP
-------------------------------
LBB & Associates Ltd., LLP
Houston, Texas
October 2, 2006



                              ISLAND SCALLOPS, LTD
                           CONSOLIDATED BALANCE SHEETS
                            (EXPRESSED IN US DOLLARS)

                                                               May 31,       August 31,      August 31,
                                                                2005            2004            2003
                                                              (unaudited)     (audited)      (audited)

                                                              -----------------------------------------
ASSETS

Current assets:


     Cash                                                     $    28,715    $    12,910    $      --
     Accounts receivable, net                                       9,385         25,416         23,653

     Loans receivable                                                --            2,042          2,150

     Inventory                                                    237,371           --             --
     Prepaid expenses                                               9,123          7,476          7,584

                                                              -----------------------------------------


       Total current assets                                       284,594         47,844         33,387

Property, plant and equipment, net                                909,023        620,636        645,354

Loans receivable                                                   19,051         17,051         29,123

Investments in other assets (tenures)                               3,197          3,032          5,770

                                                              -----------------------------------------


                                                              $ 1,215,865    $   688,563    $   713,634
     Total assets

                                                              =========================================


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:


     Bank overdrafts                                          $      --      $      --      $    16,433
     Line of credit                                                  --             --           14,425
     Accounts payable and accrued liabilities                     363,709        276,412        225,338
     Short term debt                                              732,672         88,464         84,183
     Due to shareholder                                         3,107,412      2,946,789      2,804,179
     Current portion of long term debt                            948,811        896,336        833,504

                                                              -----------------------------------------



     Total Current Liabilities                                  5,152,604      4,208,001      3,978,062

Long term debt                                                    321,164        327,879        267,147


     Total Liabilities                                          5,473,768      4,535,880      4,245,209
                                                              -----------------------------------------


Commitments and Contingencies

Stockholders' Deficit
     Common stock, par value $0.001, 25,000,000 authorized,             1              1              1
     10,300,000 issued and outstanding

     Additional paid in capital                                        --           --             --

     Accumulated deficit                                       (4,200,130)    (3,991,330)    (3,856,445)

     Accumulated other comprehensive income (loss)                (57,774)       144,012        324,869

                                                              -----------------------------------------



     Total Stockholders' Deficit                               (4,257,903)    (3,847,317)    (3,531,575)

                                                              -----------------------------------------


     Total Liabilities and Stockholders' Deficit              $ 1,215,865    $   688,563    $   713,634

                                                              =========================================




                              ISLAND SCALLOPS, LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (EXPRESSED IN US DOLLARS)




                                                NINE MONTHS       NINE MONTHS        YEAR           YEAR
                                                   ENDED             ENDED           ENDED         ENDED
                                                  MAY 31,           MAY 31,        AUGUST 31,      AUGUST 31,
                                                   2005              2004            2004           2003
                                                ------------------------------------------------------------
                                                (unaudited)       (unaudited)      (audited)     (audited)



Revenue                                         $    307,915    $    349,823    $    449,928    $    457,743
Cost of goods sold                                   288,282         399,471         530,319         396,632
                                                ------------------------------------------------------------

Gross profit (loss)                                   19,633         (49,648)        (80,391)         61,111
                                                ------------------------------------------------------------

Operating expenses:
      Advertising and promotion                       (1,701)           (739)           (845)         (1,082)
      Amortization                                   (51,220)        (29,588)        (39,660)        (39,828)
      Automotive                                     (10,141)         (7,138)        (10,254)         (7,843)
      Consulting                                      (3,085)         (7,223)         (4,744)        (13,495)
      Dues, subscriptions and fees                      (933)           (612)           (612)         (1,159)
      Insurance                                       (8,067)         (5,556)         (8,465)         (6,059)
      Gain on sale of tenure                            --              --           112,641            --
      Loss on disposal of property, plant and
       equipment                                        --              --              --           (10,883)
      Loss on settlement of lawsuit                     --              --           (40,551)           --
      Office and miscellaneous                        (5,955)         (3,701)         (4,343)         (3,369)
      Professional                                   (27,187)        (18,050)        (37,144)        (20,131)
      Research and development (recovery)               --            89,991          89,989        (239,389)
      Salaries and benefits                          (54,661)        (10,073)        (63,349)        (37,261)
      Telephone                                       (7,996)         (6,202)         (8,650)         (6,597)
      Travel                                          (6,266)         (2,375)         (3,559)         (3,336)
      Writeoff of investment                            --              --              --            (5,024)
                                                ------------------------------------------------------------

                       Total                        (177,212)         (1,266)        (19,546)       (395,456)
                                                ------------------------------------------------------------


Loss from operations                                (157,581)        (50,914)        (99,937)       (334,345)

                                                ------------------------------------------------------------
Other income (expense):

      Interest                                       (51,220)        (24,340)        (34,948)        (16,451)
                                                ------------------------------------------------------------


                Other income (expense), net          (51,220)        (24,340)        (34,948)        (16,451)
                                                ------------------------------------------------------------


Net loss                                            (208,800)        (75,254)       (134,885)       (350,796)
                                                ============================================================


Foreign currency translation                        (201,786)       (115,771)       (180,857)       (345,845)
                                                ============================================================


Total comprehensive loss                        $   (410,586)   $   (191,025)   $   (315,742)   $   (696,641)
                                                ============================================================

Net loss per share

      Basic and diluted                         $   (208,800)   $    (75,254)   $   (134,885)   $   (350,796)
                                                ============================================================

Weighted average shares outstanding
      Basic and diluted                                    1               1               1               1

                                                ============================================================






                               ISLAND SCALLOPS LTD
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     FOR EACH OF THE YEARS ENDED AUGUST 31,
                                  2004 and 2003



                                        Common Stock
                                ---------------------------
                                  Number           Value         Additional      Other
                                                                   Paid        Comprehensive  Accumulated
                                                                  Capital        Income         Deficit         Total
-----------------------------------------------------------------------------------------------------------------------

Balance at August 31, 2002                1     $        1    $    --         $   697,940   $(3,505,649)   $(2,807,708)

Comprehensive loss

  Net income (loss)                                                                            (350,796)      (350,796)

  Foreign currency                                                               (373,071)                    (373,071)
                                                                                                           -----------
Total comprehensive loss                                                                                      (723,867)

                               ---------------------------------------------------------------------------------------
Balance at August 31,2003                 1              1         --             324,869    (3,856,445)    (3,531,575)
                               =======================================================================================



Comprehensive loss

  Net income (loss)                                                                            (134,885)      (134,885)

  Foreign currency                                                               (180,857)          --        (180,857)
                                                                                                           -----------
Total comprehensive loss                                                                                      (315,742)

                               ---------------------------------------------------------------------------------------
Balance at August 31, 2004                1     $        1    $    --         $   144,012   $(3,991,330)   $(3,847,317)
                               =======================================================================================






                              ISLAND SCALLOPS, LTD.
                                    (AUDITED)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (EXPRESSED IN US DOLLARS)


                                                                  NINE MONTHS    NINE MONTHS     YEAR          YEAR
                                                                     ENDED          ENDED       ENDED          ENDED
                                                                    MAY 31,        MAY 31,     AUGUST 31,    AUGUST 31,
                                                                      2005           2004        2004          2003
                                                                   ---------------------------------------------------
                                                                  (unaudited)   (unaudited)   (audited)     (audited)

Cash flows from operating activities:


     Net loss                                                      $(208,800)     (75,254)   $(134,885)    (350,796)

     Adjustments  to  reconcile  net loss to net  cash  provided by (used in) operating activities:
       Depreciation and amortization                                  51,220       29,588       39,660       39,828
       Loss on disposal of property, plant and equipment                --           --           --         10,883
       Gain on sale of tenure                                           --           --       (112,641)        --
       Writeoff of investment                                           --           --           --          5,024
       Loss on settlement of lawsuit                                    --           --          3,004         --

     Changes in current assets and liabilities:
       Accounts receivable                                            18,103          882         (556)      16,494
       Income taxes receivable                                          --           --           --        104,706
       Inventory                                                    (237,371)        --           --           --
       Prepaid expenses                                               (1,289)      (2,650)         488        4,751
       Accounts Payable                                               75,081       56,192       39,247      231,474
       Bank overdraft                                                   --        (30,858)     (30,858)      30,858

                                                                   ------------------------------------------------

Net cash provided by (used in) operating activities                 (303,056)     (22,100)    (196,541)      93,222

                                                                   ------------------------------------------------


Cash flows from investing activities:

     Proceeds on sale of property, plant and equipment                  --           --         22,234         --
     Purchase of property, plant and equipment                      (315,818)      (7,749)      (4,884)     (34,731)
     Proceeds on sale of tenure                                         --           --        112,641         --
     Decrease in loans receivable                                      1,126        2,447       13,644        8,588
     Purchase of tenures                                                --           --           --         (5,398)
                                                                   ------------------------------------------------

Net Cash provided by (used in) investing activities                 (314,692)      (5,302)     143,635      (31,541)
                                                                   ------------------------------------------------

Cash flows from Financing activites:

     Proceeds from short term debt                                   664,606         --           --           --
     Line of Credit                                                     --           --           --          1,156
     Proceeds of long term debt                                         --        181,197      165,207         --
     Repayment of long term debt                                     (21,797)    (109,485)     (98,238)     (50,772)
                                                                   ------------------------------------------------



Net Cash provided by (used in) financing activities                  642,809       71,712       66,969      (49,616)
                                                                   ------------------------------------------------


Effect of exchange rate changes                                       (9,256)        (872)      (1,152)      (2,486)


Net increase in cash                                                  15,805       43,438       12,911        9,579


Cash, beginning of period                                             12,910         --           --         (9,579)
                                                                   ------------------------------------------------


Cash, end of period                                                $  28,715    $  43,438    $  12,910    $    --
                                                                   ================================================

ISLAND SCALLOPS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(EXPRESSED IN US DOLLARS)

(INFORMATION AS AT MAY 31, 2005 AND FOR THE NINE MONTH INTERIM PERIODS ENDED MAY 31, 2005 AND 2004 IS UNAUDITED)

1.       NATURE OF BUSINESS

         Island Scallops, Ltd. ("the Company") was incorporated under the Company Act of British Columbia on February 17, 1989. The principal business activities of the Company are aquaculture development and production. It conducts these activities at its facilities near Qualicum Beach, British Columbia.

2.       BASIS OF PRESENTATION AND GOING CONCERN

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Westglade Holdings Ltd., 377331 B.C. Ltd., 377332 B.C. Ltd., 377333 B.C. Ltd., and 401619 B.C.
         Ltd. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

         Since inception, the Company has devoted its efforts to develop effective techniques for the farming of various shellfish and sablefish (also known as blackcod) and to market those products. At May 31, 2005, the Company had a cumulative deficit of $4,200,130 and a working capital deficiency of $4,868,008. These factors, among others, indicate that the ability of the Company to continue to operate and meet its obligations is uncertain. Continued operations of the company are dependent upon the ability of the Company to secure additional adequate financing, and to expand commercial sales of scallops and other aquaculture products on a profitable basis. Management of the Company believes that it will be successful in achieving these objectives. It is actively seeking financing by means of an acquisition by a publicly traded entity.

         These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities other than in the normal course of business.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a) Cash and cash equivalents

         Cash and cash equivalents include cash and highly liquid short term market investments with original maturity of three months or less. The Company does not have any short term investments.

         (b) Accounts receivable

         Accounts receivable is presented net of allowance for doubtful accounts. The allowance for doubtful accounts reflects estimates of probable losses in accounts receivable. The allowance is determined based on balances outstanding for over 90 days at the period end date, historical experience and other current information.

         (c) Loans receivable

         Loans receivable is presented net of an allowance for loan losses, as necessary. The loans are written off when collectibility becomes uncertain.

         (d) Inventory

         The Company maintains inventories of raw materials for its aquaculture products, of biomass (inventory of live aquaculture product being actively cultivated), and of finished goods (aquaculture product ready for sale).

         Inventory is carried at the lesser of cost and estimated net realizable value.

         The cost of Biomass and finished goods includes direct and reasonably attributable indirect production costs related to hatchery, cultivation, harvesting, and processing activities. Carrying costs per unit are determined on a weighted average basis.

         (e) Other Current Assets (Tenures)

         Long term investments are recorded at cost. The Company reviews its investments periodically to assess whether there is an "other than temporary" decline in the carrying value of the investment. The Company considers whether there is an absence of an ability to recover the carrying value of the investment by reference to projected undiscounted future cash flows for the investment. If the projected undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset.

         (f) Intangible assets

         Intangible assets are recorded at cost. Cost is amortized over the estimated useful life of the asset unless that life is determined to be indefinite. Intangible assets not subject to amortization are tested for impairment on at least an annual basis. If the fair value of the intangible asset is determined to be less than the carrying amount, an impairment loss is recognized in the amount of that difference.

         Intangible assets subject to amortization are reviewed for impairment in accordance with the provisions applying to long-live assets.

         (g) Property, plant, and equipment

         Property, plant, and equipment is recorded at cost less accumulated amortization and is amortized in the following manner based on estimated useful lives:

         Buildings                                   4% - 5% declining balance
         Seawater piping and tanks                   6% declining balance
         Boats                                       15% declining balance
         Field equipment                             20% declining balance
         Office equipment                            20% declining balance
         Vehicles                                    30% declining balance
         Computer equipment                          30% declining balance

         (h) Impairment of long-lived assets

         The Company monitors the recoverability of long-lived assets, including property and equipment and intangible assets, based upon estimates using factors such as expected future asset utilization, business climate, and undiscounted cash flows resulting from the use of the related assets or to be realized on sale. The Company's policy is to write down assets to the estimated net recoverable amount, in the period in which it is determined likely that the carrying amount of the asset will not be recoverable.

         (i) Government assistance

         Government   assistance  received  by  the  Company,  such  as  grants, subsidies, and tax credits, is recorded as a recovery of the appropriate related expenditure in the period that the assistance is received.

         The Company has received government assistance in the form of loans, for which repayment may not be required if the Company fails to meet sufficient future revenue levels to repay these loans based on a percentage of gross sales for certain products over a defined period of time. Such assistance received by the Company is initially recorded as a liability, until such time as all conditions for forgiveness are met, and is then recognized as other income in that period.


         (j) Farm license costs

         The Company must pay annual license costs in respect to government-granted tenures that it holds, which give the Company the right to use certain offshore ocean waters for the purpose of aquaculture farming. Such license costs are recognized as an expense when incurred.

         (k) Research and development costs

         Development costs include costs of materials, wages, and reasonably attributable indirect costs incurred by the Company which are directly attributable to the development of hatchery techniques for sablefish and shellfish, these costs are expensed when incurred.

         Research costs are expensed when incurred.

         (l) Income taxes

         The Company calculates its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes) ("SFAS 109"), which requires an asset and liability approach to financial accounting for income taxes. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities attributable to the future tax consequences of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of enacted changes in tax laws or tax rates. Deferred income tax assets are recorded in the financial statements if realization is considered more likely than not.

         (m) Revenue recognition

         The Company recognizes revenue when it is realized or realizable, and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of a contract, the product has been delivered or the services have been provided to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

         Revenue of the Company is derived principally from the sale of scallops produced by the Company or purchased from third parties, and from the sale of seed and farm supplies to other aquaculture farms.

         Revenue from the sale of scallops and other products is recognized upon delivery of the product and invoicing of the customer, assuming collection is considered reasonably assured.

         Since ISL is located in Canada, the Canadian dollar has been designated as the functional currency. All balance sheet accounts have been translated at the current exchange rate as of August 31, 2004.

         Statement of operations elements have been translated at average currency exchange rates. The resulting translation adjustment is recorded as a separate component of comprehensive loss within stockholders' deficit.
         (o) Use of estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities. Such estimates include providing for amortization of property, plant, and equipment, and valuation of inventory. Actual results could differ from these estimates.


4.       FINANCIAL INSTRUMENTS

         The carrying amount of the Company's financial instruments, which include cash, accounts receivable, loans receivable, checks issued in excess of funds on deposit, bank indebtedness, accounts payable and accrued liabilities, short term and long term debt approximate fair value. It is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments unless otherwise noted.

5.       CONCENTRATION OF RISK

(a)           The  Company  operates  in  the  regulated  aquaculture  industry.
              Material changes in this industry or the applicable regulations could have a significant impact on the Company.

(b) The quality and quantity of the aquaculture products cultivated, harvested and processed by the Company could be impacted by biological and environmental risks such as contamination, parasites, predators, disease and pollution. These factors could severely restrict the ability of the Company to successfully market its products.

(c) During the nine months ended May 31, 2005, three customers, TriStar, Sea World and Lobsterman, individually accounted for 25%, 19% and 16% or our revenues respectively, and we therefore are materially dependent upon such customers. During the year ended August 31, 2004, TriStar, Summer Breeze and Sea World, individually accounted for 27%, 15% and 10% or our revenues respectively. During the year ended August 31, 2003, Summer Breeze, Tri Star, Sea World, Albion and Lobsterman, individually accounted for 20%, 14%, 13%, 11% and 10% or our revenues respectively.

6.       INVENTORY

         Inventory consists of the following:

                                         May 31,      August 31,    August 31,
                                         2005          2004          2003

                                         (unaudited)
                                         ----------------------------------
         Biomass (scallops)              $237,371     $     -       $     -
                                         ----------------------------------

         For periods prior to May 31, 2005, management determined that the remaining cost of cultivation and harvest relating to the biomass inventory exceeded the amounts expected to be realized upon sales and, accordingly, inventory was carried at $0.


7.       PROPERTY, PLANT AND EQUIPMENT, NET

                                        May 31, 2005
                                        (unaudited)

                                         Accumulated    Amortized
                               Cost      Amortization     Cost
                            ------------------------------------
Land                        $201,407      $    --     $  201,407
Buildings                      395,493      192,093      203,400
Seawater piping and tanks      397,562      224,815      172,747
Boats                          121,714       76,956       44,758
Field equipment                824,787      547,012      277,775
Office equipment                12,112       11,929          183
Vehicles                        32,080       28,179        3,901
Computer equipment               7,462        2,610        4,852
                            ------------------------------------
                            $1,992,617   $1,083,594   $  909,023

7.       PROPERTY, PLANT AND EQUIPMENT, NET (CONTINUED)

                                        August 31,
                                          2004
                            -------------------------------------
                                          Accumulated   Amortized
                                Cost     Amortization     Cost
                            -------------------------------------

Land                        $  190,996   $     --     $  190,996
Buildings                      368,875      175,301      193,574
Seawater piping and tanks      357,605      206,390      151,215
Boats                           87,392       69,374       18,018
Field equipment                551,901      492,604       59,297
Office equipment                11,052        9,870        1,182
Vehicles                        30,421       25,648        4,773
Computer equipment               3,272        1,691        1,581
                            ------------------------------------
                            $1,601,514   $  950,878   $  620,636
                            ==========   ==========   ==========


                                          August 31,
                                            2003
                            -------------------------------------
                                           Accumulated  Amortized
                               Cost       Amortization    Cost
                            -------------------------------------

Land                        $  181,752   $     --     $  181,752
Buildings                      351,023      157,675      193,348
Seawater piping and tanks      336,539      187,343      149,196
Boats                           83,162       62,991       20,171
Field equipment                546,546      454,657       91,889
Office equipment                 9,587        9,228          359
Vehicles                        28,949       22,460        6,489
Computer equipment               3,114          964        2,150
                            ------------------------------------
                            $1,540,672   $  895,318   $  645,354
                            ==========   ==========   ==========

Depreciation expense was and $51,220, $39,660 and $39,828 for the years ended May 31, 2005, August 31, 2004 and 2003, respectively.

8.       LOANS RECEIVABLE

         An unsecured note receivable from Seascal Enterprices, Ltd. ("Seascal") requires monthly interest payments, calculated at the Business Development Bank of Canada's operational rate plus 1%, per annum, and has no fixed term of repayment. The Company has an informal arrangement to provide scallop seed to Seascal, for which the Company receives a percentage of ultimate sales. At May 31, 2005 and August 31, 2004, the Company had loan receivables due with a balance of $0 and $2,042, respectively.

9.       INVESTMENTS IN TENURES


                                         May 31,     August 31,      August 31,
                                          2005         2004             2003
                                       (unaudited)
                                       ----------------------------------------
         Shellfish tenures               $3,197       $3,032         $5,770
                                       ----------------------------------------

         These amounts represent the carrying costs of certain shellfish tenures acquired by the subsidiary of the Company, 377332 B.C. Ltd. Shellfish tenures are government-granted rights allowing limited use of offshore waters for the purposes of cultivation of shellfish. The granting of shellfish tenure rights are the responsibility of the Provincial (British Columbia) Government and not the Canadian Federal Government. As such, the government assistance that we receive via loan agreement with various Federal Agencies has no effect on our ability to renew and/or modify these tenure agreements. The tenure held by 377332 B.C. Ltd. with a carrying cost of $3,197 at May 31, 2005, has an expiry date of July 10, 2021. Other shellfish tenures held by the Company and its subsidiaries have expiry dates ranging from 2021 to 2024.

         These tenures are considered to have an indefinite useful life because renewal on expiry is anticipated, and therefore are not subject to amortization.

         During the 2004 year, the Company sold a shellfish tenure which had a carrying amount of $0, for cash proceeds of $112,641.


10.      LONG TERM INVESTMENTS

         The Company holds an investment with an original cost of $5,024 in 15% of the issued share capital of Aquasur, S.A., a Moroccan company involved in developing a commercial scallop fishery in Morocco. The investment has been fully written off as at August 31, 2003, and an impairment loss recognized, since positive future cash flows can not be projected.

11.      LINE OF CREDIT


         The Company maintains a bank line of credit facility with a limit of $39,962. Advances under this facility bear interest at a rate equal to the Royal Bank of Canada prime rate plus 1.75% per annum. The prime rate, as of May 30, 2005 and August 31, 2004 was 7.75% and 5.75%, respectively. Advances are secured by a General Security Agreement over the assets of the Company, and by a $39,962 collateral charge on real property of the shareholder.

12.           ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

(a) Included in accounts payable and accrued liabilities are balances outstanding related to credit cards held in the name of the shareholder totaling at May 31, 2005, $81,951 (August 31, 2004:
              $44,681; August 31, 2003: $13,832). The Company has used these credit cards as a means of short term financing and incurs interest charges on such unpaid balances.

(b)           Included in accounts  payable and accrued  liabilities  at May 31,
              2005  and  August  31,  2004 and 2003 is  estimated  royalties  of
              $53,192  (August 31,  2004:  $50,443;  August 31,  2003:  $48,001)
              payable to a third party from who the current shareholder acquired the shares of the Company.  The share purchase  agreement provided that  the  third  party  was to  receive  from the  Company  3% of
              revenues  of  the  Company  as  earned,   on  a  quarterly  basis,
              throughout the period from December 1, 1992 to November 30, 2002.

              The third party holds a first charge over inventory of the Company
              (including broodstock) in the amount of $293,731 (August 31, 2004:
              $265,272; August 31, 2003: $252,434) in support of its royalty entitlement.

              The third party has not taken further action to enforce payment of the arrears liability.

(c) Included in accounts payable and accrued liabilities at May 31, 2005 is an amount of $105,386 (August 31, 2004: $99,939; August
              31, 2003: $95,102) related to deposits paid by two third parties in respect to an agreement to purchase geoduck seed from the Company (see Note 17).

(d) Included in accounts payable and accrued liabilities at May 31, 2005 is an amount of $5,880 (August 31, 2004: $nil; August 31,
              2003: $nil), related to interest accrued in respect to the loan described in Note 15(f).

13.           SHORT TERM DEBT

                                                                        May 31,    August 31,   August 31,
                                                                         2005        2004        2003
                                                                       (unaudited)
                                                                       -----------------------------------


                                                                            F-14


(a)    An  unsecured  non-interest  bearing  demand loan from an  individual  no specific terms of repayment. However, the lender has informally requested
       that theloan be repaid in full by October 6, 2008.             $40,094     $38,022      $36,182


(b)  Estimated royalties of $53,192 (August 31, 2004: $50,443;  August 31, 2003:
     $48,001) payable to a third party from who the current shareholder acquired the shares of the Company.  The share purchase  agreement provided that the third  party was to receive  from the Company 3% of revenues of the Company as earned,  on a quarterly  basis,  throughout  the period from December 1,
     1992 to  November  30,  2002.  The third  party  holds a first  charge over inventory of the Company  (including  broodstock) in the amount of $293,731
     (August 31, 2004:  $265,272;  August 31, 2003:  $252,434) in support of its royalty  entitlement.  The  third  party has not  taken  further  action to
     enforce payment of the arrears liability.                        $53,192     $50,442      $48,001

(c) A loan with an authorized limit of $799,923 secured by the assets of the Company, including a mortgage charge in the amount of $799,923 on land and building of the Company, and by a personal guarantee of the shareholder, bears interest at a rate of 1% per month, payable monthly, and is due
     November 19, 2005.

     The lending  agreement also provides that if the Company obtains  financing in excess of  $1,599,846,  the lender is to receive a bonus  equal to 4% of any shares received by the Company or its  shareholder,  as a result of the financing.  In  addition,  the lender has an option to convert  the loan to additional shares, based on a discounted price to be determined, or to be
     repaid in full from proceeds of the financing.                    639,386           -            -
                                                                      -----------------------------------

                                                                      $732,672    $88,464       $84,183
                                                                      ===================================




14.      DUE TO SHAREHOLDER

         An amount payable to the shareholders is unsecured, does not bear interest, and has no specific terms of repayment. This balance substantially represents an amount advanced to the Company by the previous shareholder of the Company. The loan was acquired by the current shareholder at the time of acquisition of the shares of the Company in 1992.

         It is likely that any significant public company, or other major financing, arranged by the Company would necessitate a sale, settlement, or other reorganization of the debt. Any accounting consequences of such a transaction would be recognized at the time that the terms are known.

15.      LONG TERM DEBT


-----------------------------------------------------------------                ------------- ------------- -------------

                                                                                     May 31,      August 31,    August 31,
                                                                                      2005         2004          2003
                                                                                   (unaudited)

-----------------------------------------------------------------                ------------- ------------- -------------

(a)  A  mortgage  loan is  repayable  at  $1,798  per month  including  interest calculated  at the  greater  of 10% and prime plus 6% (12.75% as of May 31,
     2005),  is due April 1, 2007,  and is  secured  by a second  charge on real
     property of the Company.                                                      $172,526      $165,848     $         -

-----------------------------------------------------------------                ------------- ------------- -------------


b)   A bank loan was repayable at $902 per month,  plus  interest  calculated at the floating base rate of the Business  Development  Bank of Canada ("BDC")
     plus 1% per annum (7.75% as of May 31, 2005).                                        -             -          41,471

-----------------------------------------------------------------                ------------- ------------- -------------


c)   A bank loan was repayable at $368 per month,  plus  interest  calculated at
     BDC's floating base rate plus 1% per annum.                                          -             -          13,242

-----------------------------------------------------------------                ------------- ------------- -------------

d)   A bank loan was repayable at $664 per month,  plus  interest  calculated at
     BDC's floating base reate plus 1% per annum.                                        -              -          38,485

-----------------------------------------------------------------                ------------- ------------- -------------

e)   A bank loan repayable at $999 per month, plus interest  calculated at BDC's floating  base rate plus 1.5% per annum,  is due February 23, 2009,  and is secured by a General Security  Agreement over the assets of the Company,  a mortgage charge on real property of the Company, and by
     a personal guarantee of $50,000 by the shareholder.                            44,957         51,160         59,501

-----------------------------------------------------------------                ------------- ------------- -------------

f)   An unsecured  non-interest  bearing loan from the National Research Council
     of  Canada  Industrial   Research  Assistance  Program  requires  quarterly
     payments  commencing  March 1, 2003  equal to 3% of gross  revenues  of the
     Company until the earlier of full repayment is before  December 1, 2007. If at December 1, 2012, the Company has not earned  sufficient  revenues to be required to repay the original amount, the remaining portion of the loan is to be forgiven.  Amounts  currently due at May 31, 2005, based on revenues, of $35,166  (August  31,  2004:  $24,253;  August 31,  2003:  $8,655)  bear interest at a rate of 1% per month. As the Company is in arrears in respect to the payment of these amounts, the full principal balance is reflected as
     a current liability.                                                          352,162        333,958        317,797

-----------------------------------------------------------------                ------------- ------------- -------------

g)   A bank loan  repayable  at $416  (August  31,  2004:  $395) per month  plus interest  calculated at prime plus 3% (9.75% as of May 31, 2005) per annum,
     is unsecured and is due October 23, 2007.                                      11,900         14,837              -

-----------------------------------------------------------------                ------------- ------------- -------------

h)   A non-interest  bearing loan from Industry  Science and  Technology  Canada requiring repayment equal to 0.5% of gross scallop sales of the Company for each preceding year, is due January 1, 2007. If at the due date the Company has not generated  sufficient revenues to be required to repay the original amount of $187,414,  the  remaining  portion of the loan is to be forgiven.
     Amounts  currently due at May 31, 2004, based on revenues,  of $nil (August
     31, 2004: $2,534; August 31, 2003: $1,251) bear interest based on published
     rates of 90 day treasury bills.                                               147,115        142,045        135,171

-----------------------------------------------------------------                ------------- ------------- -------------


                                                                            F-16

i)   A  Western  Diversification  Program  non-interest  bearing  loan  requires repayments  equal  to 12% of  gross  revenues  from  scallop  sales  of the
     Company, payable semi-annually,  with no specified due date. Amounts due at
     May 31, 2004, based on revenues,  are $137,454 (August 31, 2004:  $111,019;
     August 31, 2003:  $81,370).  As the Company is in arrears in respect to the payment of these  amounts,  the full  principal  balance is  reflected as a current  liability.  Management  of the  Company is seeking to  renegotiate
     terms of repayment of this debt.                                              541,315        516,367        494,984

-----------------------------------------------------------------                ------------- ------------- -------------
-----------------------------------------------------------------                ------------- ------------- -------------

                                                                                 1,269,975      1,224,215      1,100,651
Current portion of long term debt                                                 (948,811)      (896,336)      (833,504)

-----------------------------------------------------------------                ------------- ------------- -------------

                                                                                   --------      --------      --------
-----------------------------------------------------------------                ------------- ------------- -------------

                                                                                   $321,164      $327,879       $267,147

-----------------------------------------------------------------                ------------- ------------- -------------



Principal   payments  due  within  each  of  the  next  fiscal  five  years  and subsequently, in respect to long term debt are approximately as follows:

2005                                $  898,956
2006                                    22,620
2007                                    23,434
2008                                    20,677
2009                                    13,860
2010 and subsequent                    290,428
                                    ----------
                                    $1,269,975
                                    ==========

These balances reflect estimates, based on revenues for the 2004 year, for the loan described in Note 15(h), required repayments of which are based on revenues. The balance due in 2005 includes the full balance of the loan described in Notes 15(f) and (i).


16.      COMMON STOCK

         At May 31, 2005, we had 10,000 shares of common stock, no par value authorized. As of May 31, 2005 we issued one share of common stock valued at $1 (2004: $1 and 2003:$1).

17.      CONTINGENT LIABILITIES

         (a) The Company entered into an Agreement in fiscal 1998 with two parties, under which the Company was to produce and sell geoduck seed to the two parties. The Company received advance payments from each of the two parties in fiscal 2002 of approximately $64,140. The Company recognized related revenue of $43,705 in respect to seed delivered in fiscal 2002. The balance of the deposits received (advanced payments), net of sales, totaling $105,386, is included in accounts payable and accrued liabilities.

              The position of management of the Company is that the two parties violated the terms of the agreement, such that the Company is entitled to retain the balance of the deposits. Per the terms of the original agreement, Island Scallop was entitled to make up any shortfall in the product produced in the following year. Although product was available and offered by Island Scallops in the following year, the two parties refused to honor the terms of the agreement and would not accept the product (to make up the shortfall) in the following year.

              As of August 31, 2004, one of the two parties had made claims that the Company owed to it amounts totaling $74,704. This particular party believed that the agreement required Island Scallops to deliver the product in year one and did not allow Island Scallop to make up any shortfall with product produced in the following year. The balance included in accounts payable and accrued liabilities related to this party is $29,156.

              Any additional liability to the Company, or any reduction of the currently recognized liability, in respect to these deposits will he recorded at the lime a conclusion to this matter can he determined.

         (b)  The Company does not maintain  insurance in respect to replacement
              of  its  inventory.   Consequently,  the  Company  is  exposed  to
              financial losses or failure as a result of this risk.



18.      SETTLEMENT OF LAWSUIT

         During the 1997 year, the Company entered into a joint venture agreement with Blackfin Research Ltd. ("BRL") for the purpose of researching and developing a black cod hatchery. In the 2001 year, BRL made a legal claim against the Company totaling $353,965, seeking to recover amounts it claimed it had contributed to the joint venture.

         During the 2004 year, the Company made a settlement with BRL under which the Company was required to pay to BRL cash of $37,547, and to transfer to BRL a shellfish tenure with a carrying amount of $3,004. BRL agreed that the Company would retain sole rights to all intellectual property developed by the joint venture


         The settlement resulted in a loss to the Company of $40,551.

19.      INCOME TAXES

         (a) The company has incurred losses for Canadian Income tax purposes of approximately $330,000 that may be applied to reduce taxable income in future years. If not utilized these losses will expire commencing in the 2009 year.

              The potential future income tax benefit which may arise from claiming these losses has not been reflected in those financial statements, as the Company's ability to realize the benefit is uncertain.

(b) Following is reconciliation of the expected income tax benefit from the loss for the period based on the applicable statutory income tax rate, to the actual amount:

                                                                         May 31,   August 31,    August 31,
                                                                         2005        2004          2003
                                                                       (unaudited)
                                                                       ------------------------------------

           Tax at statutory rate (17.6%)                                $33,354     $23,960      $65,992
           Net effect of non-deductible expenses
               And non-taxable income                                        45       3,843          (89)
           Effect of expiration of investment tax credits                     -      (3,650)           -
                                                                       -----------------------------------
           Expected increase in tax asset                                35,399      24,153       65,903
           Increase in allowance for uncertain realization              (35,399)    (24,153)     (65,903)

           Increase in tax asset per financial statements              $      -     $     -      $     -
                                                                       ---------------------------------

           The  income  tax  effects  of  losses  carried   forward,   temporary
           differences  and other  amounts  that give rise to a future tax asset are summarized as follows:


                                                                        May 31,    August 31,    August 31,
                                                                        2005         2004          2003
                                                                       (unaudited)
                                                                       ------------------------------
           Tax losses carried forward                                  $73,146      $44,020      $2,412
           Temporary difference - property, plant,
               and equipment                                           (11,372)     (19,009)    (20,918)
           Temporary differences - other                                     -            -           -
           Unclaimed research and development
               expenditures                                            631,670      599,019     585,241



                                                                            F-19

           Investment tax credits - carried forward                     24,396       23,135      25,489
           Tax asset before allowance for uncertain
                realization                                            717,840      647,165     592,224
           Allowance for uncertain realization                        (717,840)    (647,165)   (592,224)
                                                                       --------------------------------
                                                                       $     -            -           -
                                                                       --------------------------------


20.      SUPPLEMENTAL DISCLOSURE TO THE STATEMENTS OF CASH FLOWS

         Cash paid in respect to interest and taxes is as follows:

                              Nine Month Nine Month
                                                     Period Ended      Period Ended     Year Ended     Year Ended
                                                       May 31,           May 31,        August 31,     August 31,
                                                        2005              2004            2004           2003
                                                     (unaudited)       (unaudited)
                                                     ------------------------------------------------------------
         Interest                                    $ 43,611           $20,569         $33,182       $17,997
                                                     ------------------------------------------------------------
         Income taxes                                $      -           $     -         $     -       $    -
                                                     ------------------------------------------------------------



22.      RECENT ACCOUNTING PRONOUNCEMENTS

         (a) In November of 2002, the Financial Accounting and Standards Board ("FASB') issued Interpretation No. 45 ("FIN 45"), (Guarantor's Accounting and Discount Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others). FIN 45 addresses disclosure and initial recognition and measurement issues related to guarantees. The disclosure provisions are effective for periods ending after December 15, 2002. The initial recognition and measurement provisions apply to guarantees issued after December 31, 2002.

         (b) In January of 2003, the FASB issued Interpretation No. 46 ("FIN 46"), (Consolidation of Variable Interest Entities). FIN 46 requires all companies with variable interests in entities created after January 31, 2003 to apply its provisions to those entities immediately, in December of 2003, the FASB issued a revised Interpretation "FIN 46R." Under the revised Interpretation, an entity deemed to be a business, based on certain specified criteria, need not be evaluated to determine if it is a Variable Interest Entity. The provisions of FIN 46R must he applied for the first interim or annual period beginning after June 15, 2003.

         (c) In April of 2003, the FASB issued Statement of Financial Accounting Standards No, 149 (Amendment of Statement 133 on Derivative Instruments and Hedging Activities) ("SFAS 149"). SEAS 149 amends SEAS 133, in requiring that contracts with comparable characteristics be accounted for similarly, and clarifies when a derivative contains a financing component requiring special reporting. SEAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003, and must be applied prospectively.

         (d) In May of 2003, the PASB issued Statement of Financial Accounting Standards No. 150 (Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity) ("SEAS 150"). SEAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SEAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 1.5, 2003 and must be applied prospectively.

         (e) In November of 2004, the FASB issued Statement of Financial Accounting Standards No. 151 ("SFAS 151"). SPAS 151 amends the guidance in Accounting Research Bulletin No. 43 (Inventory Pricing) to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and waste material. Among other provisions, SPAS 151 requires that items, such as idle facility expense, excessive spoilage, double freight, and rehandling costs, be recognized as current period charges.
              Additionally, SEAS 151 requires that the allocation of fixed production overheads to the costs of conversions be based on normal capacity of the production facilities. SPAS 151 is effective for fiscal years beginning after June 15, 2005, and is required to be adopted by the Company in the first quarter of fiscal 2006. In the opinion of Management, the adoption of this statement will not have any impact on the Company's consolidated financial statements.


         (f) In December of 2004, the FASB issued Statement of Financial Accounting Standards No, 123 (revised 2004) (Share-Based Payment) ("SPAS 123k"). SPAS 123k is a revision of SFAS 123 (Accounting for Stock-Based Compensation), and supersedes Accounting Principles Beard ("APB") Opinion No. 25 (Accounting for Stock Issued to Employees). SEAS 123R. requires that the fair value of employees awards issued, modified, repurchased or cancelled after implementation, under share-based payment arrangements, be measured as of the date the award is issued, modified, repurchased or cancelled. The resulting cost is then recognized in the statement of earnings over the service period. SFAS 123k is required to be adopted by the Company not later than for the 2007 fiscal year. In the opinion of Management, the adoption of this statement will not have a significant impact on the Company's consolidated financial statements.

         (g) In December of 2004, the FASB issued Statement of Financial Accounting Standards No. 153 (Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29, Accounting for Nonmonetary transactions) ("SPAS 153"). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance, SPAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SPAS 153 is effective for fiscal periods beginning after June 15, 2005, and is required to be adopted by the Company in the second quarter of the 2006 fiscal year. We do not currently believe that the adoption of SFAS No. 153 will have a material impact on its consolidated financial statements.

         (h) In May 2005, SFAS No. 154, "Accounting Changes and Error Corrections" (a replacement of APB Opinion No. 20 and SFAS No. 3) was issued. Statement 154 requires that all voluntary changes in accounting principles and changes required by a new accounting pronouncement that do not include specific transition provisions be applied retrospectively to prior periods' financial statements, unless it is impracticable to do so. Opinion 20 required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle as a component of net income in the period of change. Statement 154 is effective prospectively for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, with earlier application encouraged. Earlier application is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date the Statement was issued (May 2005). Statement 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of the Statement. Accordingly, the Company will implement the provisions of this accounting pronouncement in the fiscal reporting period ending August 31, 2007. We do not currently believe that the adoption of SFAS 145 No. 154 will have a material impact on our consolidated financial statements.





(b)      Pro Forma financial information

                  The  Unaudited  Pro  Forma  Financial  information  of  Island
                  Scallops,  Ltd (Edgewater  Foods  International)  and Heritage
                  Management Corporation for the period ended May 31, 2005 and June 30, 2005, respectively, related to the acquisition of Island Scallops, Ltd (Edgewater Foods International) are included following this item 9.01 (b).

PRO FORMA COMBINING FINANCIAL STATEMENTS

The following pro forma balance sheet has been derived from the balance sheet of
Heritage Management,  Inc. at June 30, 2005 and adjusts such information to give the effect to the acquisition of Edgewater Foods International (Island Scallops,
Ltd.) as if the  acquisition had occurred at May 31, 2005. The pro forma balance sheet is presented  for  informational  purposes only and does not purport to be
indicative  of  the  financial   condition  that  would  have  resulted  if  the
acquisition had been consummated at May 31, 2005.


PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited) (Expressed in US Dollars)

                                                                Heritage
                                                 Island        Management,
                                              Scallops Ltd       Inc.          Adjustments                Proforma
                                                May 31,         June 30,
                                                  2005           2005
                                              (unaudited)     (unaudited)
                                             --------------------------------------------                 -----------


ASSETS

Current assets:


    Cash                                     $    28,715    $     1,612    $    (1,612)             A    $    28,715

    Accounts receivable,                           9,385           --             --                           9,385

    Loans receivable                                --           10,000        (10,000)             A           --

    Inventory                                    237,371           --             --                         237,371

    Prepaid expenses                               9,123           --             --                           9,123

    Advances and other current assets               --           93,121        (93,121)             A           --
                                             --------------------------------------------                 -----------


      Total current assets                       284,594        104,733       (104,733)                   $  284,594


Property, plant and equipment                    909,023         18,909        (18,909)             A        909,023


                                                                            F-23



Loans receivable                                  19,051         14,000        (14,000)             A         19,051


Investments in tenures                             3,197           --             --                           3,197
                                             --------------------------------------------                 ----------

Total assets                                 $ 1,215,865    $   137,642    $  (137,642)                  $ 1,215,865
                                             ============================================                ===========

LIABILITIES

Current Liabilities:


    Accounts payable and accrued

liabilities                                  $   363,709    $     8,939    $    (8,939)            $A        416,901

    Short term debt                              732,672           --             --                         679,480


    Due to shareholder                         3,107,412           --             --                       3,107,412

    Current portion of long term debt            948,811          6,018         (6,018)             A        948,811
                                             --------------------------------------------                 ----------


    Total Current Liabilities                  5,152,604         14,957        (14,957)                  $ 5,152,604


Long term debt                                   321,164         12,559        (12,559)             A        321,164
                                             --------------------------------------------                 ----------

    Total Liabilities                          5,473,768         27,516        (27,516)                  $ 5,473,768




Stockholders' Equity (Deficit)


    Common stock                                       1          3,885         (2,300)             B         11,885

                                                                                10,299              C


    Additional paid in capital                      --          174,965       (174,965)             A        (11,884)


                                                                               (10,299)             C


                                                                                (1,585)             B


    Accumulated Deficit                      $(4,200,130)       (68,724)        68,724                   $(4,200,130)


    Accumulated other comprehensive income   $   (57,774)                                                $   (57,774)
                                             --------------------------------------------                 ----------


    Total Stockholders' Equity (Deficit)     $(4,257,903)       110,126       (110,126)                   (4,257,903)

    Total Liabilities and Stockholders'
Equity (Deficit)                             $ 1,215,865        137,642       (137,642)                  $ 1,215,865
                                             ============================================                ===========

UNAUDITED NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS


On August 15, 2005, Heritage Management, Inc. ("Heritage"), a public shell company as that term is defined in Rule 12b-2 of the Exchange Act, established under the laws of Nevada on June 12, 2000, completed a Share Exchange (the "Share Exchange") with Edgewater Foods International, Inc., the parent company of Island Scallops Ltd. an aquaculture company located in Vancouver Island, British Columbia. As a result of the Share Exchange, Edgewater Foods International became our wholly owned subsidiary. The shareholders of Edgewater now own the majority (92.30%) of our voting stock. To accomplish the Share Exchange, we issued an aggregate of 19,000,000 shares of our Common Stock on a one to one ratio in exchange for all of the issued and outstanding capital stock of Edgewater from the shareholders of Edgewater. The shares issued to the Edgewater Shareholders were issued to 17 accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended for issuances not involving a public offering. Additionally, as a condition of the Share Exchange, E. Lee Murdoch, our controlling shareholder prior to the Share Exchange, agreed to cancel 2,300,000 shares of our Common Stock upon close of the Share Exchange. Pursuant to the Share Exchange Agreement, E. Lee Murdoch resigned as a Director of Heritage. The Share Exchange did not require the approval of our shareholders.


The transaction was regarded as a reverse merger whereby Edgewater Foods International was considered to be the accounting acquirer as it retained control of Heritage after the exchange.

All amounts of Heritage were reversed to net assets assumed by Edgewater Foods International, Inc. in the reverse merger were $0.

On June 29, 2005, Edgewater Foods International, Inc., a private holding company established under the laws of Nevada in order to acquire assets in the aquaculture industry, issued 10,300,000 shares of common stock in exchange for 100% equity interest in Island Scallops, Ltd. As a result of the share exchange, Island Scallops, Ltd. become the wholly own subsidiary of Edgewater Foods International, Inc. As a result, the shareholders of Island Scallops owned a majority (54.21%) of the voting stock of Edgewater Foods International. The transaction was regarded as a reverse merger whereby Island Scallops was considered to be the accounting acquirer as its shareholders retained control of Edgewater Foods after the exchange, although Edgewater is the legal parent company. The share exchange was treated as a recapitalization of Edgewater. As such, Island Scallops is the continuing entity for financial reporting purposes.

The preceding unaudited pro forma combined balance sheet represents the combined financial position of Edgewater Foods International as of May 31, 2005 as if the reverse merger acquisition occurred on May 31, 2005.


The pro forma financial statements for the reverse acquisition of Edgewater by Heritage would simply present the pro forma income statement of Edgewater after the results of operations for Heritage are adjusted to zero and the weighted average shares outstanding are adjusted for the total shares outstanding of

Heritage (as described) prior to the acquisition and resulting in 11,885,400 basic and diluted weighted average shares outstanding. As such and per the provision set forth in Rule 11-02(b)(1) of Regulation S-X, the unaudited pro forma combining financial information are not presented for illustrative purposes.


Assumptions and Adjustments:

A) Per the terms of the Share Exchange and Bill of Sale of Heritage Funding Corporation and E. Lee Murdoch, Heritage delivered zero assets and zero liabilities at time of closing.

B) Mr. E. Lee Murdoch agreed to cancel 2,300,000 shares which he owns, resulting in 1,585,400 shares issued and outstanding immediately before issuing 19,000,000 shares to the shareholders of Edgewater Foods International.

                  Total shares issued and outstanding at
                  June 30, 2005 per Form 10-QSB                        3,855,400
                  Cancellation of 2,300,000 shares owned
                   by Mr. E. Lee Murdoch                               2,300,000
                                                                       ---------

                  Total shares outstanding                             1,585,400

C) On August 15, 2005, Heritage issues 19,000,000 shares of common stock to the shareholders of Edgewater Foods International for 100% interest in Edgewater Foods International.

                  Total shares issued for Edgewater Foods             19,000,000
                  Adjustment for recapitalization of Edgewater
                   in conjunction with Island Scallops
                   (accounting acquirer) acquisition                   8,700,000
                                                                       ---------

                  Retroactive shares issued                           10,300,000

(c)      Exhibits


         3.1      Amended and Restated Bylaws*

         10.1     Share   Exchange   Agreement   between   Heritage   Management
                  Corporation and Edgewater Foods International, dated August 15, 2005*

         10.2 Bill of Sale between Heritage Management, Inc. and E. Lee Murdock, dated August 14, 2005*



* Previously filed on Form 8-K dated August 15, 2005.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006                      Edgewater Foods International, Inc.

                                           By:  /s/  Michael Boswell
                                                -------------------------------
                                                Michael Boswell, Acting Chief
                                                Financial Officer